Exhibit 99.1

Celularity Receives Fast Track Designation from U.S. FDA for its NK Cell Therapy CYNK-101 in Development for the First-Line Treatment of Advanced HER2/neu Positive Gastric and Gastroesophageal Junction Cancers

CYNK-101 is an investigational genetically modified natural killer (NK) cell therapy designed to synergize with antibody therapeutics for difficult to treat cancers of high unmet medical need

Phase 1/2a clinical trial will evaluate the safety and preliminary efficacy of CYNK-101 in combination with standard chemotherapy, trastuzumab and pembrolizumab in first-line advanced HER2/neu positive gastric and gastroesophageal junction cancer

Third fast track designation received by Celularity within twelve months from the U.S. FDA – following fast track designations for CYNK-001, an unmodified NK cell therapy in development for the treatment of acute myeloid leukemia and CYNK-001 in development for the treatment of recurrent glioblastoma multiforme

FLORHAM PARK, N.J., – January 18, 2022 — Celularity Inc. (Nasdaq: CELU) (“Celularity”), a clinical-stage biotechnology company developing placental-derived off-the-shelf allogeneic cell therapies, today announced the U.S. Food and Drug Administration (FDA) has granted Fast Track Designation for its genetically modified cryopreserved human placental hematopoietic stem cell-derived natural killer (NK) cell therapy, CYNK-101, which is being developed in combination with standard chemotherapy, trastuzumab and pembrolizumab in patients in first-line locally advanced unresectable or metastatic HER2/neu positive gastric or gastroesophageal junction (G/GEJ) adenocarcinoma. CYNK-101 is an investigational genetically modified NK cell therapy designed to synergize with approved antibody therapeutics through enhanced antibody-dependent cellular cytotoxicity (ADCC).

Robert Hariri, M.D., Ph.D., Founder, Chairperson and Chief Executive Officer of Celularity, said, “We are extremely excited to receive this fast track designation and the support from the FDA for our investigational genetically modified NK cell therapy in the first-line setting of G/GEJ cancers. CYNK-101 is built on the foundation of our unique placental-derived source material, which as compared to other cell sources, has naturally enhanced proliferative potential (or “stemness”), that has been shown to be a determinant of persistence and efficacy potential. Using novel genetic engineering, we have enhanced the ability of CYNK-101 cells to synergize with approved antibodies and provide a novel and potentially non-cross resistant therapy to improve the lives of patients with G/GEJ cancers as well as a broad range of other indications.”

“The addition of immune-based therapy of blocking PD-1 with a checkpoint inhibitor (pembrolizumab) to the prior standard of care (chemotherapy and traztuzumab) has recently been shown to be of benefit in patients with first-line HER2/neu positive unresectable G/GEJ cancer,” added Andrew Pecora, M.D., President of Celularity. While overall response rates in first-line G/GEJ treated with the triple combination of chemotherapy, traztuzumab and pembrolizumab were significantly greater with the addition of pembrolizumab (74.4% vs 51.9%; p=0.000006; Keynote-811 trial of dual PD-1 and HER2 blockade in HER2-positive gastric cancer; Janjigian Y et al., Nature 600, 727-730 (2021), complete response rates remained modest, however (11.3%). “Our recently accepted IND enables the assessment to possibly further improve outcomes in G/GEJ treated with triple combination therapy by adding CYNK-101 cells, a potentially non-cross resistant therapy (enhanced ADCC, direct NK cell tumor killing and help of T cell function and memory) after initially cytoreducing the tumor mass and potentially diminishing resistance in the tumor microenvironment with combined chemotherapy, traztuzumab and pembrolizumab “induction” followed by reinduction and maintenance with CYNK-101 cells in combination with traztuzumab and pembrolizumab.”

About Fast Track Designation

Fast Track Designation is an FDA process designed to facilitate the development and expedite the review of new drugs that are intended to treat a serious condition and have the potential to address unmet medical needs. The purpose of Fast Track designation is to expedite the process of getting important new drugs to patients. The designation may offer frequent interactions with the FDA review team on the product’s development and the product may be eligible for rolling review and priority review if certain criteria are met.

About Gastric Cancer

Gastric cancer is the fifth most common cancer worldwide(1). Despite recent improvements in treatment quality and options, advanced gastric cancer remains one of the hardest to cure cancers, with a median overall survival (OS) of 10–12 months and a five-year OS of approximately 5–20%. In May 2021, the U.S. FDA granted accelerated approval to pembrolizumab in combination with trastuzumab, fluoropyrimidine- and platinum-containing chemotherapy for the first-line treatment of patients with locally advanced unresectable or metastatic HER2+ G/GEJ cancers (2)

REFERENCES

1.

Bray F, Ferlay J, Soerjomataram I, et al. Global cancer statistics 2018: GLOBOCAN estimates of incidence and mortality worldwide for 36 cancers in 185 countries. CA Cancer J Clin. 2018;68 (6):394–424. doi:10.3322/caac.21492.

2.

FDA grants accelerated approval to pembrolizumab for HER2-positive gastric cancer. Access here: https://www.fda.gov/drugs/resources-information-approved-drugs/fda-grants-accelerated-approval-pembrolizumab-her2-positive-gastric-cancer. Accessed January 17, 2022.

About CYNK-101

Celularity’s lead therapeutic candidate based on its placental-derived genetically modified NK cell type is CYNK-101, an allogeneic, off-the-shelf human placental CD34+-derived NK cell product genetically modified to express high-affinity and cleavage-resistant CD16 (FCGRIIIA) variant to drive antibody-dependent cell-mediated cytotoxicity. Currently CYNK-101 is being developed as a treatment in combination with standard chemotherapy, trastuzumab and pembrolizumab for HER2+ overexpressing gastric or gastroesophageal junction adenocarcinoma. The safety and efficacy of CYNK-101 have not been established, and CYNK-101 has not been approved for any use by the U.S. Food and Drug Administration or any other analogous regulatory authority.

About Celularity

Celularity Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing allogeneic cryopreserved off-the-shelf placental-derived cell therapies, including therapeutic programs using unmodified natural killer (NK) cells, genetically modified NK cells, T-cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (ASCs). These therapeutic programs target indications in cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

To learn more, visit celularity.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include, statements regarding the Phase 1/2a clinical trial of CYNK-101, CYNK-101’s ability to improve clinical outcomes, CYNK-101’s ability to complement and synergize with a range of antibody treatment strategies, and the ability to combine the advantages of placental-derived cellular therapies with approved treatment strategies, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the risk that CYNK-101 does not complement and synergize with a range of antibody treatment strategies, the risk that CYNK-101 will have limited success targeting HER2 in combination with chemotherapy, the risk that preclinical studies may not have the same results in clinical trials, along with the inherent risks in biotechnological development, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with developments relating to Celularity’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in Celularity’s prospectus filed with the Securities and Exchange Commission (SEC) on August 12, 2021 and other filings with the SEC. These risks and uncertainties may be amplified by the ongoing COVID- 19 pandemic. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contacts:

Carlos Ramirez SVP, Investor Relations

Celularity Inc.

carlos.ramirez@celularity.com

Celularity Media Contact

Jason Braco, Ph.D.

LifeSci Communications

jbraco@lifescicomms.com